SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 8, 2024

TRANSIT PRO TECH INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-56650	93-1692034
State of Incorporation	Commission File Number	IRS Employer I.D. Number

100 N. Barranca Street, Suite 460, Covina, California 91791

(Address of Principal Executive Offices)

Registrant’s telephone number: (626) 332 5398

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12 (g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001	N/A	NONE
Class B Common Stock, par value $0.0001	N/A	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

On October 8, 2024, we, Transit Pro Tech Inc., effected a 20 for 1 forward stock split (the “Stock Split”) of our authorized, issued and outstanding shares of common stock, par value $0.0001 per share, by filing a Certificate of Amendment to our Certificate of Incorporation with the Office of the Secretary of State of Delaware to effectuate the Stock Split. The Stock Split was effective upon filing of the Certificate of Amendment with the Office of the Secretary of State of Delaware.

The Certificate of Amendment also effected an increase in our authorized shares of capital stock to 101,000,000 shares each with a par value of $0.0001 per share, consisting of 80,000,000 shares of Class A Common Stock, 20,000,000 shares of Class B Common stock and 1,000,000 shares of Preferred Stock

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Stock Split

As required by the General Corporation Law of the State of Delaware, our shareholders and Board of Directors adopted resolutions approving a Stock Split of our authorized, issued and outstanding shares of common stock, par value $0.0001 per share, at a ratio of twenty (20) new shares of common stock for every one (1) pre-split share of common stock. We filed a Certificate of Amendment with the Office of the Secretary of State of Delaware to effectuate the Stock Split which became effective upon the date of filing of the Certificate of Amendment, October 10, 2024. As a result of recent conversions of 600,000 shares of post-split Class B Common Stock into Class A Common Stock, there are now outstanding 19,400,000 shares of our Class B Common Stock and 600,000 shares of Class A common stock.

Increase in Authorized Stock

As a result of the Stock Split, each pre-split share of common stock outstanding was automatically converted into twenty (20) new shares of common stock without any action on the part of the holders, and the number of outstanding shares of common stock was increased from 1,000,000 to 20,000,000 shares. As a result of recent conversions effected by certain shareholders, there are now outstanding there are now outstanding 19,400,000 shares of our Class B common stock and 600,000 shares of our Class A common stock.

The Certificate of Amendment also effected an increase in our authorized shares of capital stock to 101,000,000 shares each with a par value of $0.0001 per share, consisting of 80,000,000 shares of Class A common stock, 20,000,000 shares of Class B common stock and 1,000,000 shares of preferred stock

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.8	Certificate of Amendment filed with the Secretary of State of Delaware to effectuate stock split.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 14, 2024

TRANSIT PRO TECH INC.

By:	/s/ Weihong Du
Weihong Du Chief Executive Officer